Exhibit 99
Wireless Ronin Reports Third Quarter 2011 Results
MINNEAPOLIS — November 3, 2011 — Wireless Ronin Technologies, Inc. (NASDAQ: RNIN), a leading marketing technologies provider, reported financial results for the third quarter and nine months ended September 30, 2011.
Highlights
•	Revenue in first nine months of 2011 increased 37% to a record $7.8 million

•	Generated approximately $300,000 in cash from operations in Q3 2011

•	Implemented digital signage solution for Ford Motor Company

•	Elected Kent Lillemoe and Howard Liszt to board of directors
Key Recent Events
•	Entered a joint marketing agreement with Keyser Industries to provide marketing strategies and technology solutions to the quick-service restaurant (QSR) industry

•	Expanded digital signage footprint at Mall of America

•	Named Jane Johnson Senior Vice President, Sales and Marketing
Q3 2011 Financial Results
Revenue in the third quarter of 2011 decreased 25% sequentially to $2.3 million from $3.1 million in the prior quarter, and decreased 14% from $2.7 million in the same year-ago period. Revenue for the nine months ended September 30, 2011, increased 37% to a record $7.8 million from $5.7 million in the same year-ago period. The quarterly decrease was primarily attributable to lower dealership deployments of Chrysler’s iShowroom-branded tower application into Chrysler dealerships. The quarterly decrease was partly offset by additional orders for 20 Fiat dealership installations for the iShowroom application, which is being featured in the Fiat Style Center of the new Fiat Studio Facilities.
Recurring revenue in the third quarter of 2011 from the company’s hosting and support services was approximately $400,000 or 17% of total revenue. As of September 30, 2011, the company had received purchase orders totaling approximately $1.4 million for which it had not recognized revenue.
Gross margin in the third quarter of 2011 was 49%, as compared to 46% in the previous quarter and 50% in the third quarter of 2010.
Net loss totaled $1.4 million or $(0.07) per basic and diluted share, as compared to a net loss of $1.4 million or $(0.07) per basic and diluted share in the previous quarter, and a net loss of $1.4 million or $(0.08) per basic and diluted share in the same year-ago period. Net loss for the third quarter of 2011 included $169,000 of non-cash stock compensation expense.
Non-GAAP operating loss totaled $1.1 million or $(0.06) per basic and diluted share, compared to a loss of $1.1 million or $(0.06) per basic and diluted share in the previous quarter, and a loss of $1.0 million or $(0.06) per basic and diluted share in the third quarter of 2010. The company defines non-GAAP operating loss as GAAP operating loss with the add-back of certain items. Reconciliation to GAAP operating loss on a quarterly basis is contained in a table following the unaudited financial information accompanying this release.

At September 30, 2011, the company’s net working capital position was $3.5 million, as compared to $4.6 million at June 30, 2011.
Management Commentary
“The third quarter marked the first cash flow positive quarter in our company’s history,” said Scott Koller, president and CEO of Wireless Ronin. “Despite lower than expected revenue on a quarterly basis, revenue for the first nine months of 2011 increased 37% to a record $7.8 million. Further, our services revenue sequentially improved as a result of further enhancements to the iShowroom application which include content updates and e-learning programs.
“We continue to push ourselves to optimize our organization, improve our processes and reduce expenses. During the quarter, we made key additions to our board of directors with Kent Lillemoe and Howard Liszt. Kent and Howard bring the experience, knowledge and enthusiasm we need to support Wireless Ronin’s continued success.
“A key element to our success is winning major clients and teaming with their trusted vendors. We are excited about our new joint marketing agreement with Keyser Industries, a provider of menu boards to McDonald’s in the U.S. and a number of other important accounts. By combining Keyser’s expertise and relationships with Wireless Ronin’s marketing technologies, we can provide QSRs the ability to effectively control messaging and communication with their customers. We believe this can provide a superior ROI for QSRs by driving sales through marketing strategy and technology.
“The growing demand for digital signage and related marketing technologies, coupled with the increasing need to reach consumers with the right marketing message, bodes well for our business outlook. We believe Wireless Ronin is ideally positioned to take advantage of this growing market for digital marketing technologies.”
Conference Call
The company will hold a conference call tomorrow, Friday, November 4, 2011, to discuss these financial results. The company’s president and CEO, Scott W. Koller, and SVP and CFO, Darin P. McAreavey, will host the call starting at 10:00 a.m. Eastern time. A question and answer session will follow management’s presentation.
To participate in the call, dial the appropriate number 5-10 minutes prior to the start time, ask for the Wireless Ronin conference call and provide the conference ID:
Dial-In Number: 1-877-941-4774
International: 1-480-629-9760
Conference ID: 4479951
The presentation will be webcast live and available for replay via the Investors section of the company’s website at www.wirelessronin.com. Please go to the website at least 15 minutes early to register, download, and install any necessary audio software. If you have any difficulty connecting with the conference call or webcast, please contact Liolios Group at 949-574-3860.
A replay of the call will be available after two hours following the end of the call until December 4, 2011:
Toll-free replay number: 1-877-870-5176
International replay number: 1-858-384-5517
Replay pin number: 4479951

About Wireless Ronin Technologies, Inc.
Wireless Ronin Technologies (WRT) (www.wirelessronin.com) is a marketing technologies company with leading expertise in current and emerging digital media solutions, including signage, interactive kiosks, mobile, social media and web, that enable clients to transform how they engage with their customers. WRT provides marketing technology solutions and services to clients, helping increase revenue and/or improve operating efficiencies in the execution of marketing initiatives. Since the initial launch of RoninCast® digital signage software in 2003, WRT has taken a leadership position in the digital signage industry by committing to bringing leading edge technology, services and support to its clients. WRT offers an array of services to support its clients’ marketing technology needs including consulting, creative development, project management, installation, training, and support and hosting. The company’s common stock trades on the NASDAQ Capital Market under the symbol “RNIN”. Follow us on http://twitter.com/#!/wirelessronin. Like us on Facebook under Wireless Ronin Technologies, Inc.
Non-GAAP Financial Measures
In addition to disclosing financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables contain the following non-GAAP financial measures: non-GAAP operating loss and non-GAAP operating loss per common share. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
Non-GAAP operating loss and non-GAAP operating loss per share. We define non-GAAP operating loss as the GAAP operating loss less stock-based compensation expense, depreciation and amortization, severance expense and other one-time charges. We define non-GAAP operating loss per share as non-GAAP operating loss divided by the weighted average basic and diluted shares outstanding. Our management utilizes a number of different financial measures, both GAAP and non-GAAP, in making operating decisions, in forecasting and planning, and in analyzing and assessing our company’s overall performance. Our annual financial plan is prepared and reviewed both on a GAAP and non-GAAP basis. We budget and forecast for revenue and expenses on GAAP and non-GAAP bases, and assess actual results on GAAP and non-GAAP bases against our annual financial plan. Our board of directors and management utilize these financial measures (both GAAP and non-GAAP) to determine our allocation of resources. In addition, and as a consequence of the importance of these non-GAAP financial measures in managing our business, we use non-GAAP financial measures in the evaluation process to establish management compensation. For example, senior management’s 2011 bonus program is partially based upon the achievement of non-GAAP operating income (loss). Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding the items mentioned above. We consider the use of non-GAAP operating loss per share helpful in assessing the ongoing performance of the continuing operations of our business, as it excludes recurring non-cash items and non-recurring one-time charges. Our rationale for the items we omit from our non-GAAP measures is as follows:
Stock-based compensation. We exclude non-cash stock-based compensation expense because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use under FASB ASC 718-10. Stock-based compensation expense is a recurring expense for our company and is expected to be in the future as we have a history of granting stock options and other equity instruments as a means of incentivizing and rewarding our employees.

Depreciation and amortization expense. Depreciation and amortization are non-cash charges that are impacted by our accounting methods and book value of assets. By excluding these non-cash charges, our management, together with our investors, are provided with supplemental metrics to evaluate cash earnings, distinguishing performance’s impact on earnings from performance’s impact on cash. Management believes that the review of these supplemental metrics in conjunction with other GAAP metrics, such as capital expenditures, is useful for management and investors in understanding our business. Depreciation is a recurring expense for our company and is expected to continue to be in the future as we continue to make further investments in our infrastructure through the acquisition of property, plant and equipment. Due to the exclusion of these non-cash items, investors should not use this metric as a measure of evaluating our liquidity. Instead, to evaluate our liquidity, investors should refer to the Consolidated Statements of Cash Flow and the Liquidity and Capital Resources section contained within Management’s Discussion and Analysis in our most recently filed periodic reports.
Severance and other one-time charges. We exclude severance and other one-time charges that are the result of other, unplanned events as one means of measuring operating performance. Included in these expenses are items such as severance costs associated with the termination of employees as part of an unplanned restructuring, a non-acquisition-related restructuring and other charges. These events are unplanned and arise outside the ordinary course of continuing operations. For example, we implemented significant workforce reductions and other changes to our management team during 2008 and 2009. We do not expect restructuring-related charges to regularly recur in the future. The other one-time charges relate to unplanned costs, and therefore, by providing this information, we believe our management and our investors may more fully understand the financial results of what we consider to be organic continuing operations.
There are a number of limitations related to the use of non-GAAP operating loss and non-GAAP operating loss per share versus operating income and loss per share calculated in accordance with GAAP. First, these non-GAAP financial measures exclude stock-based compensation and depreciation expenses that are recurring. Both stock-based expenses and depreciation have been, and will continue to be for the foreseeable future, a significant recurring expense with an impact upon our company notwithstanding the lack of immediate impact upon cash. Second, stock-based awards are an important part of our employees’ compensation and impact their performance. Third, there is no assurance we will avoid further personnel changes and, therefore, may recognize additional severance and other one-time charges associated with a future restructuring. Fourth, there is no assurance the components of the costs that we exclude in our calculation of non-GAAP operating loss do not differ from the components that our peer companies exclude when they report their results of operations. Our management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures and evaluating these non-GAAP financial measures together with their most directly comparable financial measures calculated in accordance with GAAP. The accompanying tables have more details on these non-GAAP financial measures, including reconciliations between these financial measures and their most directly comparable GAAP equivalents.

Forward-Looking Statements
This release contains certain forward-looking statements of expected future developments, as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect management’s expectations regarding continued operating improvement and other matters and are based on currently available data; however, actual results are subject to future risks and uncertainties, which could materially affect actual performance. Risks and uncertainties that could affect such performance include, but are not limited to, the following: estimates of future expenses, revenue and profitability; the pace at which the company completes installations and recognizes revenue; trends affecting financial condition and results of operations; ability to convert proposals into customer orders; the ability of customers to pay for products and services; the revenue recognition impact of changing customer requirements; customer cancellations; the availability and terms of additional capital; ability to develop new products; dependence on key suppliers, manufacturers and strategic partners; industry trends and the competitive environment; and the impact of losing one or more senior executives or failing to attract additional key personnel. These and other risk factors are discussed in detail in the risk factors section of the company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 22, 2011.
Company Contact:
Darin P. McAreavey
Senior Vice President and Chief Financial Officer
dmcareavey@wirelessronin.com
952-564-3525
Investor Relations Contact:
Scott Liolios or Matt Glover
Liolios Group, Inc.
info@liolios.com
949-574-3860
Media Contact:
Erin E. Haugerud
Manager of Communications and Investor Relations
ehaugerud@wirelessronin.com
952-564-3535

WIRELESS RONIN TECHNOLOGIES, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share information)

	September 30,	December 31,
	2011	2010
	(unaudited)	(audited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$4,256	$7,064
Accounts receivable, net of allowance of $50 and $35	1,711	2,522
Inventories	291	272
Prepaid expenses and other current assets	162	275

Total current assets	6,420	10,133
Property and equipment, net	748	1,019
Restricted cash	50	50
Other assets	40	40

TOTAL ASSETS	$7,258	$11,242

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Current maturities of capital lease obligations	$51	$37
Line of credit — bank	500	—
Accounts payable	932	1,563
Deferred revenue	625	488
Accrued liabilities	779	571

Total current liabilities	2,887	2,659
Capital lease obligations, less current maturities	—	40

TOTAL LIABILITIES	2,887	2,699

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY

Capital stock, $0.01 par value, 66,667 shares authorized
Preferred stock, 16,667 shares authorized, no shares issued and outstanding as of September 30, 2011 and December 31, 2010	—	—
Common stock, 50,000 shares authorized; 19,513 shares and 19,233 shares issued and outstanding at September 30, 2011 and December 31, 2010, respectively	195	192
Additional paid-in capital	92,024	91,138
Accumulated deficit	(87,362)	(82,278)
Accumulated other comprehensive loss	(486)	(509)

Total shareholders’ equity	4,371	8,543

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$7,258	$11,242

WIRELESS RONIN TECHNOLOGIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Sales
Hardware	$942	$1,169	$3,487	$2,016
Software	184	469	1,062	877
Services and other	1,175	1,034	3,203	2,770

Total sales	2,301	2,672	7,752	5,663

Cost of sales
Hardware	575	768	2,364	1,332
Software	29	25	124	74
Services and other	562	555	1,644	1,595

Total cost of sales (exclusive of depreciation and amortization shown separately below)	1,166	1,348	4,132	3,001

Gross profit	1,135	1,324	3,620	2,662

Operating expenses:
Sales and marketing expenses	431	560	1,708	1,823
Research and development expenses	555	645	1,748	2,186
General and administrative expenses	1,412	1,334	4,850	4,338
Depreciation and amortization expense	111	172	377	519

Total operating expenses	2,509	2,711	8,683	8,866

Operating loss	(1,374)	(1,387)	(5,063)	(6,204)

Other income (expenses):
Interest expense	(6)	(21)	(24)	(39)
Interest income	—	6	3	24

Total other expenses	(6)	(15)	(21)	(15)

Net loss	$(1,380)	$(1,402)	$(5,084)	$(6,219)

Basic and diluted loss per common share	$(0.07)	$(0.08)	$(0.26)	$(0.35)

Basic and diluted weighted average shares outstanding	19,495	17,734	19,389	17,683

WIRELESS RONIN TECHNOLOGIES, INC.
2011 SUPPLEMENTARY QUARTERLY FINANCIAL DATA
(In thousands, except percentages and per share amounts)
(Unaudited)

	2010					2011
	Q1	Q2	Q3	Q4	TOTAL	Q1	Q2	Q3	Total

Supplementary Data

Statement of Operations
Sales	$1,075	$1,916	$2,672	$2,904	$8,567	$2,397	$3,054	$2,301	$7,752
Cost of sales — exclusive of depreciation and amortization	651	1,002	1,348	1,581	4,582	1,304	1,662	1,166	4,132
Operating expenses	3,185	2,970	2,711	2,974	11,840	3,350	2,824	2,509	8,683
Interest expense	2	16	21	19	58	11	7	6	24
Other income, net	(10)	(8)	(6)	(6)	(30)	(2)	(1)	0	(3)

Net loss	$(2,753)	$(2,064)	$(1,402)	$(1,664)	$(7,883)	$(2,266)	$(1,438)	$(1,380)	$(5,084)

Share based payment expense (included in operating expenses & interest expense)	153	178	218	369	918	353	180	173	706
Weighted average shares	17,653	17,675	17,734	18,669	17,901	19,275	19,393	19,495	19,389

Reconciliation Between GAAP and Non-GAAP Operating Loss

GAAP operating loss	$(2,761)	$(2,056)	$(1,387)	$(1,651)	$(7,855)	$(2,257)	$(1,432)	$(1,374)	$(5,063)

Adjustments:
Depreciation and amortization	176	171	172	165	684	144	122	111	377
Stock-based compensation expense	151	162	202	353	868	345	178	169	692

Total operating expense adjustment	327	333	374	518	1,552	489	300	280	1,069

Non-GAAP operating loss	$(2,434)	$(1,723)	$(1,013)	$(1,133)	$(6,303)	$(1,768)	$(1,132)	$(1,094)	$(3,994)

Non-GAAP operating loss per common share	$(0.14)	$(0.10)	$(0.06)	$(0.06)	$(0.35)	$(0.09)	$(0.06)	$(0.06)	$(0.21)